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                                                                      EXHIBIT 21

            COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2004

      At December 31, 2004, the Registrant had the following 100% owned subsidiaries:

          Cousins, Inc.; subsidiary includes Cousins/Daniel, LLC*
          Cousins Austin GP, Inc.
          Cousins Austin, Inc.
          Cousins Properties Waterview LP
          Cousins Real Estate Corporation and subsidiaries; subsidiaries include
           Cousins
            MarketCenters, Inc., New Land Realty, LLC, Cedar Grove Lakes, LLC, CREC Alabama Inc., Pine Mountain Ventures, LLC (subsidiary includes Longleaf Realty, LLC), Cousins Real Estate Development, Inc., Cousins Development, Inc., Cousins Properties Services, Inc., Cousins Properties Services LP and CS Texas Inc. (each 100% owned by Cousins Real Estate Corporation)
          Cousins Texas GP Inc.
          Cousins Waterview LLC
          Cousins Waterview GP LLC
          Presidential MarketCenter LLC
          TreePeach Holdings, LLC

      At December 31, 2004, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

          Carriage Avenue, LLC*
          Cousins Aircraft Associates, LLC (99% owned by Registrant and 1% owned by Cousins Real Estate Corporation)
          Cousins/Myers Second Street Partners, L.L.C.*
          Cousins/Myers II, LLC*
          Cousins Properties Texas LP (76.24% owned by Registrant and 23.76%
            owned by Cousins Real Estate Corporation)
          Cousins Texas LLC (76% owned by Registrant and 24% owned by Cousins
            Real Estate Corporation)
          CP Venture Three LLC (88.50% owned by Registrant and 11.50% owned by
            Prudential)
          50 Biscayne Venture, LLC (88.25% owned by Cousins Real Estate
            Corporation; wholly-owned subsidiary includes Columbus Development
            LLC)
          Gipson/Cousins Holdings, LLC (45% owned by Cousins Real Estate
            Corporation)
          Perimeter Expo Associates, L.P. (90% owned by Registrant and 10% owned by Cousins MarketCenter, Inc.)

*Minority member receives a portion of residual cash flow and capital proceeds after a preferred return to Registrant.

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      At December 31, 2004, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries which were not 100% owned:

          285 Venture, LLC (50% owned by Registrant)
          Brad Cous Golf Venture, Ltd. (50% owned by Registrant)
          CC-JM II Associates (50% owned by Registrant)
          Charlotte Gateway Village, LLC (50% owned by Registrant)
          C-H Associates, Ltd. (49% owned by Cousins Texas LLC)
          CL Realty, L.L.C. (50% owned by Cousins Real Estate Corporation;
            wholly- owned subsidiaries includes CL Texas I, LLC; CL Texas I GP, LLC and CL Texas, L.P.)
          Cousins LORET Venture, L.L.C. (50% owned by Registrant)
          CPI/FSP I, L.P. (50% owned by Registrant)
          CP Venture LLC (50% owned by Registrant)
          CP Venture Two LLC (11.50% owned by Registrant)
          Crawford Long - CPI, LLC (50% owned by Registrant)
          CSC Associates, L.P. (50% owned by Registrant)
          Handy Road Associates, LLC (50% owned by Cousins Real Estate
            Corporation)
          905 Juniper Venture, LLC (72% owned by Cousins Real Estate
            Corporation)
          Nonami Aircraft Facility Associates (50% owned by Registrant)
          Pine Mountain Builders, LLC (50% owned by Cousins Real Estate
            Corporation)
          Ten Peachtree Place Associates (50% owned by Registrant)
          Temco Associates LLC (50% owned by Cousins Real Estate Corporation;
            wholly- owned subsidiary is Bentwater Links, LLC)
          Verde Group, L.L.C. (less than 10% owned by Cousins Real Estate
            Corporation)
          Wildwood Associates (50% owned by Registrant)

Note: The names of certain subsidiaries are omitted pursuant to Item
      601(b)(21)(ii) of Regulation S-K.